UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

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INFINIUM LABS, INC.
(Name of Registrant as Specified in Its Charter)

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Infinium Labs, Inc.

NOTICE OF SPECIAL MEETING

and

PROXY STATEMENT

2006

INFINIUM LABS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held July 13, 2006

TO THE STOCKHOLDERS OF INFINIUM LABS, INC.:

You are cordially invited to the 2006 Special Meeting of Stockholders of Infinium Labs, Inc., which will be held at the Tampa Airport Marriott Hotel, Tampa International Airport, Tampa, FL. 33607, on Thursday, July 13, 2006 beginning at 10:00 a.m., local time. The Special Meeting will be held for the following purposes:

1.	To amend the Company's Certificate of Incorporation to change the name of the Company to Phantom Entertainment, Inc. (Proposal 1);

2.
To amend our Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company from 600,000,000 shares to 1,200,000,000 shares (Proposal 2);

3.	To consider, approve and ratify the appointment of Webb & Company, P.A. as our independent auditors for the fiscal year ending December 31, 2006 (Proposal 3); and

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments of the meeting.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY SHAREHOLDER VOTES AT THE SPECIAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" each of the proposals. The Company intends to mail the Annual Report, Proxy Statement and Proxy enclosed with this notice on or about *, 2006, to all stockholders entitled to vote at the Special Meeting. If you were a stockholder of record of our common stock on May 25, 2006, the record date for the Special Meeting, you are entitled to vote at the meeting and any postponements or adjournments of the meeting. Stockholders are cordially invited to attend the Special Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

We hope that you will use this opportunity to take an active part in our affairs by voting on the business to come before the Special Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

GREG KOLER
Chief Executive Officer and Interim Chief Financial Officer
Seattle, Washington
May *, 2006

Stockholders unable to attend the special meeting in person are requested to date and sign the enclosed proxy card as promptly as possible. A stamped envelope is enclosed for your convenience. If a stockholder receives more than one proxy card because he or she owns shares registered in different names or addresses, each proxy card should be completed and returned.

INFINIUM LABS, INC.
800 Fifth Avenue, Suite 4100
Seattle, WA 98104
(206) 370-4758

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
July 13, 2006

INTRODUCTION

This Proxy Statement is furnished to the stockholders by the Board of Directors of Infinium Labs, Inc., for solicitation of proxies for use at the 2006 Special Meeting of Stockholders to be held at the Tampa Airport Marriott Hotel, Tampa International Airport, Tampa, FL. 33607, on Thursday, July 13, 2006, at 10:00 a.m., local time, and at any and all adjournments of the meeting.

The purpose of the Special Meeting and the matters to be acted upon are set forth in the following Proxy Statement. As of the date of this Proxy Statement, our Board of Directors knows of no other business which will be presented for consideration at the Special Meeting. A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to our Chief Executive Officer a written notice of revocation prior to the Special Meeting, or by appearing at the meeting and expressing a desire to vote his or her shares in person. Subject to such revocation, all shares represented by a properly executed proxy received prior to or at the Special Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the name change and "FOR" each other matter set forth in this Proxy Statement. If any other business properly comes before the meeting, votes will be cast in accordance with the proxies in respect of any such other business in accordance with the judgment of the persons acting under the proxies.

It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about *, 2006.

OUTSTANDING SECURITIES AND VOTING RIGHTS

Only stockholders of record at the close of business on the record date of May 25, 2006 are entitled to notice of and to vote at the Special Meeting. At that date there were * outstanding shares of our common stock, par value $.0001 per share, and no outstanding shares of our preferred stock, par value $.001 per share, our only outstanding voting securities. At the Special Meeting, each share of common stock will be entitled to one vote.

The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Stockholders are not entitled to cumulate their votes. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Special Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In matters other than the election of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, while broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

QUESTIONS AND ANSWERS ABOUT
ABOUT THE MEETING AND VOTING

1.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Greg Koler, our Chief Executive Officer and Interim Chief Financial Officer, has been designated as proxy for the 2006 Special Meeting of Stockholders.

2.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2006 Special Meeting of Stockholders is May 25, 2006. The record date is established by our Board of Directors as required by Delaware law and our By-laws. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

3.	WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 14 describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK OR SERIES A STOCK?

(a)	In Writing:

All stockholders of record can vote by mailing in their completed proxy card (in the case of registered stockholders) or their completed vote instruction form (in the case of street name holders).

(b)	In Person:

All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5.	HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a)	giving written notice to our Chief Executive Officer;

(b)	delivering a later-dated proxy; or

(c)	voting in person at the meeting.

6.	ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will hold the votes of each stockholder in confidence from directors, officers and employees except:

(a)	as necessary to meet applicable legal requirements and to assert or defend claims for or against us;

(b)	in case of a contested proxy solicitation;

(c)	if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

(d)	to allow the independent inspectors of election to certify the results of the vote.

7.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE APPROVAL OF THE NAME CHANGE OF THE COMPANY TO PHANTOM ENTERTAINMENT, INC.?

When voting on the amendment the Company's Certificate of Incorporation to change the name of the Company to Phantom Entertainment, Inc., stockholders may:

(a)	vote in favor of the amendment;

(b)	vote against the amendment; or

(c) abstain from voting on the amendment.

The amendment will be approved if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" the amendment

8.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE APPROVAL OF THE INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK FROM 600,000,000 to 1,200,000,000 SHARES, AND WHAT VOTE IS NEEDED TO APPROVE?

When voting on the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.0001 per share, of the Company from 600,000,000 shares to 1,200,000,000 shares, stockholders may:

(a)	vote in favor of the amendment;

(b)	vote against the amendment; or

(c)	abstain from voting on the amendment.

The amendment will be approved if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" the amendment.

9.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF WEBB & COMPANY, P.A., AND WHAT VOTE IS NEEDED TO RATIFY ITS SELECTION?

When voting on the ratification of the selection of Webb & Company, P.A. as our independent auditors, stockholders may:

(a)	vote in favor of the ratification;

(b)	vote against the ratification; or

(c)	abstain from voting on the ratification.

The selection of the independent auditors will be ratified if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" this proposal.

10.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the amendment to our Certificate of Incorporation to change the name of the Company to Phantom Entertainment, Inc., for the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.0001 per share, of the Company from 600,000,000 shares to 1,200,000,000 shares, and FOR the proposal to ratify the selection of Webb & Company P.A.

11.	WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on May 25, 2006. Each share of our common stock is entitled to one vote. As of May 16, 2006, we had 541,789,024 shares of common stock outstanding.

12.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, or you can reach Corporate Stock Transfer at (303) 282-4800.

13.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the meeting. If your shares are held in street name, your bank, brokerage firm or other nominee, under some circumstances, may vote your shares.

Brokerage firms, banks and other nominees may vote customers' unvoted shares on "routine" matters. Generally, a broker may not vote a customer's unvoted shares on non-routine matters without instructions from the customer and must instead submit a "broker non-vote." A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved.

14.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Broker non-votes will not be included in vote totals and will not affect the outcome of the vote. In matters other than the elections of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders.

15.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

To hold the meeting and conduct business, a majority of our outstanding voting shares as of May 25, 2006 must be present at the meeting. On this date, a total of * shares of our common stock were outstanding and entitled to vote. Shares representing a majority, or * votes, must be present. This is called a quorum.

Votes are counted as present at the meeting if the stockholder either:

(a)	Is present and votes in person at the meeting, or

(b)	Has properly submitted a proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the shares of our common stock beneficially owned as of May 16, 2006 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director and nominee for director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person shown is c/o Infinium Labs, Inc., 800 Fifth Avenue, Suite 4100, Seattle, Washington 98104.

Name and Address of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Class (1)
Timothy M. Roberts	20,670,225	3.83%
Greg Koler	6,016,100	1.11%
Richard Angelotti	1,420,000	0.26%
All Officers and Directors as a group (3 persons)	28,106,325	5.21%

_______________

*Less than one percent.

(1) Based on 541,789,024 shares of common stock issued and outstanding as of May 16, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Includes 1,000,000 shares of common stock which we are obligated to issue under Mr. Koler’s Employment Agreement but as of May 16, 2006, such shares have not been issued.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table sets forth the names and ages of our executive officers during fiscal 2005.

Name	Age	Position
Greg Koler	49	Chief Executive Officer and Interim Chief Financial Officer
Richard Angelotti	61
Timothy Roberts	35

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

Greg Koler, Chief Executive Officer and Interim Chief Financial Officer; Director.

GREG KOLER was, from January 2000 to December 2003, general manager at Infomedia S.A., Luxembourg, a European subsidiary of Gemstar TV Guide International, Inc., where he was responsible for five sales business units in Europe of the US parent company. Prior to that, from April 1997 until he joined Infomedia, Mr. Koler served as strategic sales director for TDK Recording Media Europe, a global publisher of entertainment software for consoles and PCs. Prior to joining Infinium in June 2004, and since December 2003, Mr. Koler served as a consultant to a number of companies including Softbank Broadband, FTC Communication Technologies and Vox Mobile Communications.

Richard Angelotti, Director.

RICHARD ANGELOTTI was a director of our predecessor, Infinium Labs Operating Corporation, since its formation and has been a member of our board of directors since the merger. Mr. Angelotti has been the CEO of Angelotti & Rosenberg Financial Group from March 2004 through the present. Mr. Angelotti served as the Principal of Global Financial Asset Management from August 2003 through February 2004 and was a Senior Vice President of Morgan Keegan from February 1999 through August 2003. He has over 12 years of experience as a financial advisor, and has held executive positions for major investment firms such as Northern Trust Bank of Sarasota, Bank of Boston in Florida, UBS Paine Webber, and Morgan Keegan. Mr. Angelotti holds Series 6, 7, 63, 65 Insurance and Annuity licenses.

Timothy Roberts, Chairman of the Board of Directors.

TIMOTHY M. ROBERTS was the founder of our predecessor, Infinium Labs Operating Corporation, and has been our Chairman and a member of our board of directors since the merger of our subsidiary into Infinium Labs Operating Corporation. He was also the Chief Executive Officer and Chief Financial Officer from inception through August 15, 2005. Prior to founding Infinium Labs in December 2002, Mr. Roberts was Chairman and Chief Executive Officer for Broadband Investment Group from 1999 through 2000. Broadband Investment Group was a holding company which owned a portfolio of service companies which handled technology layers 1-7. Prior to that, he was Chairman and Chief Executive Officer for Intira Corporation from 1997 through 1999 of which Mr. Roberts was a co-founder, which provided network-based computing and communication services on an outsourced basis for its customers. Mr. Roberts was also a co-founder of broadband services provider Savvis Communications (NASDAQ SVVS). Mr. Roberts co-founded Savvis in 1995 and left Savvis 2 years later to start Intira Corporation.

Key Employees

TYROL R. GRAHAM became our Vice President of Product Development in February 2004. Prior to joining us, Mr. Graham was at Microsoft Corporation from 1991 through 1999. While at Microsoft, Ty worked on projects such as the Windows Hardware Quality Labs and DirectX. In 2000 Ty was a founder of Wildseed Ltd., a technology start-up funded in part by Ignition Partners. Mr. Graham resigned from our company on February 24, 2006.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

The Board and our management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The Board performs annual self-evaluations. We have adopted a comprehensive Code of Business Conduct and Ethics for all directors, officers and employees. The Code of Business Conduct and Ethics is available at our website, www.infiniumlabs.com.

During 2005, the Board of Directors met 8 times. To the extent that a nominee was a member of the Board of Directors in 2005, each nominee for director attended 100% of the Board of Directors meetings. While we do not have a formal policy requiring members of the Board to attend the Special Meeting of Stockholders, we strongly encourage all directors to attend.

Committees of the Board

To date, none of our Directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B. The Company lacks the financial resources to form audit and nominating committees. Notwithstanding, the Company is seeking to add new outside directors including a financial expert, as defined by Item 401(e) of Regulation S-B.

Director Compensation

Directors may receive, on an annual basis, common stock as awarded by our Board of Directors in consultation with the compensation committee.

Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated herein, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors.

Other than the management agreements and the advisory agreements discussed herein, we presently have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Particulars of compensation awarded to, earned by or paid to:

(a)	our Company's chief executive officer (the "CEO");

(b)
each of our Company's four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; and

(c)
any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our Company at the end of the most recently completed fiscal year.

(all such persons are referred to as the "Named Executive Officers") are set out in the summary compensation table below.

Summary Compensation Table

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen sation(1)	Securities Underlying Options/ SARs Granted (#)	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compen-sation
Timothy M. Roberts Chairman, Chief	2005	$142,594[2]	Nil	Nil	Nil	Nil	Nil	Nil
Executive Officer and Director(1)	2004	$250,000[3]	Nil	Nil	Nil	Nil	Nil	Nil
	2003	$2,500	Nil	Nil	Nil	Nil	Nil	Nil

Greg Koler Chief Executive Officer	2005	$29,487[5]	Nil	Nil	Nil	Nil	Nil	Nil
and Interim Chief Financial Officer(4)	2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2003	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Kevin Bachus Former President and	2005	$158,050[7]	Nil	Nil	Nil	Nil	Nil	Nil
Former Chief Operating Officer(6)	2004	$250,000[8]	Nil	Nil	Nil	2,100,000	Nil	Nil
	2003	$16,667	Nil	Nil	Nil	Nil	Nil	Nil

Richard S. Skoba Former Executive	2005	$136,896[10]	Nil	Nil	Nil	Nil	Nil	Nil
Vice President of Sales	2004	$207,965[11]	Nil	Nil	Nil	Nil	Nil	Nil
and Business Development(9)	2003	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Tyrol Graham Former Vice President	2005	$217,333[13]	Nil	Nil	Nil	Nil	Nil	Nil
Development (12)	2004	$150,000[14]	Nil	Nil	Nil	2,100,000	Nil	Nil
	2003	Nil	Nil	Nil	Nil	Nil	Nil	Nil

1	Resigned as an officer of our company on August 15, 2005.
2	includes 1,382,298 shares of S-8 stock issued in lieu of cash compensation.
3	includes 500,000 shares of S-8 stock issued in lieu of cash compensation.
4	Appointed as an officer and director of our company on November 18, 2005.
5	For his role as a director and officer Mr. Koler was compensated solely in cash.
6	Resigned as an officer and director of our company on November 17, 2005.
7	includes 1,212,960 shares of S-8 stock issued in lieu of cash compensation.
8	includes 500,000 shares of S-8 stock issued in lieu of cash compensation.
9	Resigned from our company on April 30, 2005.
10	includes 1,722,598 shares of S-8 stock issued in lieu of cash compensation.
11	includes 224,574 shares of S-8 stock issued in lieu of cash compensation.
12	Resigned from our company on February 24, 2006.
13	includes 4,719,739 shares of S-8 stock issued in lieu of cash compensation.
14	includes 565,966 shares of S-8 stock issued in lieu of cash compensation.

Options Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year (1)	Exercise Price ($/Share(2))	Expiration Date
Not Applicable.	0	0%	$0	--
Not Applicable.	0	0%	$0	--
Not Applicable.	0	0%	$0	--

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year End Option Values

The Company's 2004 Omnibus Incentive Compensation Plan required shareholder consent which has not been obtained and will not be requested.  As such, any options granted under the Plan are not effective.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Other than the management agreements and the advisory agreements discussed herein, we presently have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Employment Agreements

As disclosed on Form 8-K which was filed on August 19, 2005, the Company entered into a Separation and Release Agreement (the “Agreement”) with Timothy Roberts pursuant to which Mr. Roberts resigned as the Chief Executive Officer and Acting Chief Financial Officer of the Company, effective as of August 15, 2005. Mr. Roberts remained a Director of the Company.

Mr. Roberts agreed to release and forever discharge the Company from any and all claims, demands, causes of action, claims for relief, and damages, of whatever kind or nature, known or unknown, which Mr. Roberts had, now has or may hereinafter have from the beginning of the world to the date of the Agreement, including, without limitation, all claims and all rights which Mr. Roberts may have under any and all federal, state and local laws and statutes which regulate employment, and the laws of contracts, tort and other subjects.

The Agreement provided for vesting of options to purchase 10,000,000 shares of its common stock at an exercise price of $0.07 per share which were granted to Mr. Roberts pursuant to his employment agreement, partial cash severance payment to Mr. Roberts in an amount equal to $250,000 in 12 equal monthly installments, commencing September 1, 2005, and in lieu of the balance of the cash severance payment, the Company issued 10,000,000 shares of its restricted common stock (exempt pursuant to the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended).

The Agreement was modified effective January 1, 2006 in which Mr. Roberts waived the aforementioned options as well as the $250,000 in cash severance.

On January 11, 2006, we entered into an Employment Agreement with Greg Koler, our Chief Executive Officer and Interim Chief Financial Officer. Pursuant to the Employment Agreement, we will employ Mr. Koler commencing January 11, 2006 and his employment will be at-will. Mr. Koler will be paid an annual base salary of $250,000 (the “Base Salary”). In addition, on a quarterly basis, Mr. Koler will be eligible to earn a bonus of up to 35% of Base Salary based on meeting performance objectives and bonus criteria. In addition, Mr. Koler shall be entitled to receive the pro-rata amount of Base Salary due from November 18, 2005 through the January 10, 2006, as compensation for Mr. Koler’s role as our Interim Chief Executive Officer and Interim Chief Financial Officer beginning on November 18, 2005.

Mr. Koler will be granted an aggregate of 5,000,000 restricted shares of our common stock, in accordance with the following vesting schedule: (i) 1,000,000 shares will be fully vested upon execution of the Employment Agreement, and the Stock Vesting Agreement dated as of January 11, 2006; and (ii) the remaining 4,000,000 shares of common stock shall vest quarterly over two years, 1/8 per quarter, to the extent Mr. Koler is employed with us at the pertinent vesting date and that our shareholders have authorized additional common stock. As of February 7, 2006, no shares under this agreement have been issued.

In addition, on January 11, 2006 we entered into a Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement with Mr. Koler. The non-competition and non-solicitation provisions shall remain in effect for two years following termination while the balance of this agreement survives any termination, subject to standard exceptions.

Certain Relationships and Related Transactions

Other than as set forth below, during the last two fiscal years there have not been any relationships, transactions, or proposed transactions to which we were or are to be a party, in which any of the directors, officers, or 5% or greater shareholders (or any immediate family thereof) had or is to have a direct or indirect material interest.

On January 5, 2004, our wholly owned subsidiary merged with and into Infinium Labs Operating Corporation, with Infinium Labs Operating Corporation surviving as our wholly-owned subsidiary. In connection with such merger, Timothy M. Roberts, our former Chief Executive Officer and one of our directors, received 36,199,220 shares of our common stock as merger consideration based on the shares he owned in Infinium Labs Operating Corporation immediately prior to the merger. Also in connection with the merger, Mr. Roberts' mother, sister and brother received, respectively, 3,141,660, 31,400 and 31,400 shares of our common stock as merger consideration.

On July 28, 2004, we issued a director 800,000 shares of common stock as consideration for the director's personal guaranty of a promissory note payable secured by a real estate mortgage encumbering the director's residence. The note, effective on July 28, 2004 and expiring on July 27, 2005, was payable to Stephen A. Witzer, Trustee U/A dated February 7, 1985.The principal is for $500,000 with interest calculated at fifteen percent (15%) per annum, plus a five percent (5%) penalty, if applicable, for any late payment. In the event of an uncured default, the interest increases to eighteen percent (18%) per annum. On December 9, 2005, this promissory note was assigned by Witzer to a director. The terms of the promissory note were subsequently amended to provide that as of November 1, 2005, principal and accrued interest totaled $560,437. With respect to the revised principal, commencing November 2, 2005, simple interest at a rate of fifteen percent (15%) per annum will accrue on a monthly basis until December 31, 2006 (maturity date), at which time the entire remaining principal and all accrued and unpaid interest are due in full.

On January 27, 2005, we borrowed $300,000 from Timothy Roberts, our former CEO and a director of our company, under a 15% promissory note, which was payable no later than April 27, 2005. The note was subsequently transferred by Mr. Roberts to parties unaffiliated with us. In June 2005, the full principal and interest was settled in consideration for our issuance of 3,187,206 shares of common stock to the holders, valued at $318,721.

On June 21, 2004, we compensated Timothy M. Roberts, our former Chief Executive Officer $50,000 as consideration for his personal guaranty at that time of a commercial promissory note payable secured by a real estate mortgage encumbering the his residence. The note is for $1,500,000 with interest calculated at fifteen percent (15%) per annum up to the maximum amount allowed by law in the event of default. The note also permits a late charge in the amount of five percent (5%).

On August 18, 2005, we issued 5,000,000 shares of common stock to a Director with a fair value of $350,000 ($0.07 per share).

On August 18, 2005, we issued 10,000,000 shares of common stock to Timothy M. Roberts, our former Chief Executive Officer, with a fair value of $700,000 ($0.07 per share).

On January 11, 2006, Greg Koler, our Chief Executive Officer, was entitled to 1,000,000 shares of common stock under the terms of his employment agreement. As of May 16, 2006, such shares have not been issued.

On February 14, 2006, the company issued Greg Koler, our Chief Executive Officer, 1,021,239 of common stock with a fair market value of $18,382 ($.018 per share) for services performed by Mr. Koler, prior to November 18, 2005, in his capacity as an independent contractor.

TRANSACTIONS WITH PROMOTER

Immediately prior to the merger described above, Peter Goldstein surrendered to us 10,000,000 shares of our common stock in exchange for all of the issued and outstanding of our wholly-owned subsidiary Global Business Resources, Inc., a Florida corporation. The operations of such subsidiary were not material to us and were not desired to be retained following the merger.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on the review of copies of such reports furnished to us, we believe that during the fiscal year ended December 31, 2005, our executive officers, directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements, except: (1) Mr. Koler did not file a Form 3 and Form 4; (2) Mr. Angelotti filed one Form 4 late; (3) Mr. Roberts reported numerous transactions late on Form 5s and filed five Form 4s late; and (4) Mr. Bachus, our former Chief Executive Officer, filed two Form 4s late.

LEGAL PROCEEDINGS

Amscot Corporation v. Infinium Labs, Inc. and Gregory E. Hawkins, No. 05-00069, Div J. In April 2005, Amscot obtained a default judgment in the Circuit Court for Hillsborough County, Florida associated with an action to enforce a negotiable instrument. We dispute the judgment and may seek to reopen the matter in the future. The judgment is for $50,873.

Beshara v. Infinium Labs Corporation, No. 2005 CA 5103 NC. In May 2005, Beshara sued us in the Circuit Court for Sarasota County, Florida, alleging default of a promissory note and seeking damages of approximately $1,400,000.00. On October 25, 2005, we settled accrued interest through October 31, 2005, together with reasonable attorneys’ fees, in the amount of $384,192 through issuance of 7,114,667 shares of our stock. On March 17, 2006, we entered into a conversion agreement with Beshara in order to reduce a portion of the outstanding principal and interest with 40,000,000 shares of common stock (as of May 22, 2006).

Black Rocket Euro RSCG, LLC v. Infinium Labs, Inc., No. 2005 CA 5008 NC. In May 2005, Black Rocket sued us in the Circuit Court for Sarasota County, Florida, alleging breach of contract and seeking damages in the amount of $95,272.00. Due to an administrative error, our attorney neglected to file a notice of appearance and on January 25, 2006, Black Rocket obtained a default judgment in the amount of $104,629. We have recorded $104,629 in accounts payable related to vendor payments due Black Rocket Euro RSCG, LLC.

CDW Corporation v. Infinium Labs Corporation, No. 05-M1-131484. In May 2005, CDW sued us in the Circuit Court of Cook County, Illinois, alleging breach of contract and seeking damages in the amount of $26,958. Due to financial constraints, we may not be able to replace local counsel. On February 7, 2006, the court entered judgment and we have recorded $26,958 in accounts payable related to vendor payments due CDW Corporation.

GMR Marketing, LLC, v. Infinium Labs, Inc., No. 20050CA-10535NC. In January 2006, GMR sued us in the District Court of Florida, Sarasota County, alleging breach of contract and seeking damages in the amount of $107,544. Due to an error with our Florida counsel an answer to the complaint was not filed and on February 1, 2005 GMR received a default judgment in the amount of $107,883. As of February 9, 2006, our Florida counsel indicated he will seek to set aside the order on grounds for medical reasons, but as of May 22, 2006 he has not filed this request with the aforementioned court.

Infinium Labs, Inc. v. Digital Interactive Streams, Inc., No. 2004 CA 8193 NC. In August 2004 we sued DiStream alleging breach of a settlement agreement and conversion and seeking damages of an unspecified amount. The parties entered into a settlement agreement resolving all claims without additional cost (cash or stock) on February 28, 2006 that will result in dismissal of the aforementioned action. On May 9, 2006, the aforementioned litigation was dismissed.

Kevin Bachus v. Infinium Labs, Inc. et al., No. 06-2-09983-4 SEA. In March 2006, Kevin Bachus sued Infinium Labs, Inc., and its directors as well as other parties related to unpaid wages and accrued and unpaid personal time off totaling $50,997 in the Superior Court for the State of Washington, in and for the County of King. The Company plans to defend itself vigorously in this matter.

Longview Special Finance, Inc. v. Infinium Labs, Inc., No. 06 CV 1772. In March 2006, Longview sued us in United States District in the Southern District of New York alleging breach of contract and requesting, in part, issuance of all remaining shares requested in prior conversion notices. The complaint contains errors relating to debt previously repaid and other jurisdictional issues. The parties entered into a negotiated settlement related to a portion of Longview’s claims on April 7, 2006. Under the terms of the agreement, Infinium converted a portion of Longview’s requested conversion request and Longview agreed to dismiss the aforementioned matter in May 2006 and standstill on any further request for conversion or bring any additional claim on with respect to Infinium’s failure to reserve adequate shares for Longview or deliver shares under a conversion.

Merrill Lynch, Pierce, Fenner & Smith v. Infinium Labs, Inc., No. 06-2-05618-3 SEA. In February 2005, we entered into a Stipulation and Order for Entry of Judgment with Merrill Lynch pertaining to our default in rent of $127,312 due under our lease with Merrill Lynch (for our former corporate headquarters). The foregoing matter was adjudicated in the Superior Court for the State of Washington, in and for the County of King. In partial consideration of the entry of the judgment the lease, originally set to expire in August 2006, terminated on February 28, 2006 with no further monetary obligations. Subsequent to the entry of the order the parties agreed to a payment schedule of $5,000 per month with a final balloon payment due in July 2006.

Morley and Campbell v. Timothy Roberts and Infinium Labs, Inc., No. D-1-GN-06-000851. In April 2006, Morley and Campbell sued Timothy Roberts individually and the Company in the District Court, 200 Judicial District, Travis County, Texas for breach of contract in failing to perform the remainder of an Asset Purchase Agreement and Assignment of Rights between plaintiffs and Roberts. The total claim is for $30,000. Infinium is defending itself vigorously in this suit.

Motley Fool v. Infinium Labs, Inc., No. CL05001480. In October 2005, Motley Fool sued us in the Circuit Court for Alexandria, Virginia, Civil Division, alleging breach of contract and seeking damages in the amount of $70,000. On March 9, 2006, the parties entered into a settlement agreement in which we settled the actual claim, together with reasonable attorneys’ fees, in the amount of $52,702 through issuance of 2,195,905 shares of our stock.

M. Tyler Boles v. Infinium Labs, Inc., No. V06-30. In January 2006, M. Tyler Boles sued us in the General District Court for Nelson County, Delaware, alleging a claim for money and seeking damages in the amount of $1,200. A judgment was entered in March 2006 for $1,254.

Oracle USA, Inc. v. Infinium Labs, Inc., No. C05-5049. In December 2005, Oracle USA sued us in the United States District Court, Northern District of California, San Francisco Division, alleging breach of contract and seeking damages in the amount of $198,818. In March 2006 judgment was entered against Infinium   in the aforementioned court for $199,068.

SBI USA, LLC v. Infinium Labs, Inc., No. 05CC10694. In November 2005, SBI USA, LLC, sued us in the Superior Court of California, Orange County, alleging breach of contract and seeking damages in the amount of $58,000. Judgment was entered against Infinium   in the aforementioned court in April 2006 for $55,000.

Walter Dorwin Teague Associates v. Infinium Labs, Inc., No. 05-9-35846-2. In December 2005, Teague Associates entered an arbitration award in the Superior Court for King County, Washington. The judgment is for $51,843.

In the Matter of Certain Fax Blasts, SF-2926. In approximately January 2005, we received subpoenas for documents from the Securities and Exchange Commission (“SEC”) in an investigation entitled In the Matter of Certain Fax Blasts. In compliance with other SEC issued subpoenas, several former employees, including our Chairman of the Board of Directors, have given testimony to the SEC’s staff while several current employees have participated in off-record interviews with the SEC staff.

Timothy M. Roberts, the Company's Chairman of the Board of Directors, received a “Wells Notice” from the SEC in 2005. The Wells Notice was received by Mr. Roberts in a personal capacity. This Wells Notice was issued in connection with the SEC’s investigation relating to “phony fax scams” in which several penny stocks, including ours, were promoted to potential investors and resulted in charges filed by the SEC against two stock promoters. Under the SEC's procedures, the Wells Notice indicates that the staff of the SEC intends to recommend that the SEC bring a civil enforcement action against Mr. Roberts alleging violations of federal securities laws. Recipients of Wells Notices have the opportunity to respond to the SEC staff before any formal recommendation is made.

In May 2006, Mr. Roberts, in his personal capacity, was served with a complaint from the SEC in the matter entitled Securities and Exchange Commission vs. Timothy M. Roberts in the US District Court for the Middle District of Florida, Orlando Division, pursuant to which the SEC alleges that Mr. Roberts made false statements with regard to the Company’s prospects while at the same time selling his shares of the Company’s common stock for personal gain through his alleged participation in a “phony fax scam”. The SEC seeks judgment against Mr. Roberts enjoining him from future violations of securities laws, requiring that he disgorge any gain or benefit he received from past violations, and imposing penalties for the violations. Further, the SEC seeks a judgment prohibiting Mr. Roberts from serving in the future as an officer or director of a public company and from participating in any offering of “penny stocks”.

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We may become involved in material legal proceedings in the future.

PROPOSAL 1: NAME CHANGE

On May *, 2006, the Board of Directors of the Company approved an amendment to the Company’s Certificate of Incorporation to change the name of the Company from Infinium Lab, Inc. to Phantom Entertainment, Inc. The Board of Directors believes that the name change would be in the best interests of the Company because the new name better reflects the long-term growth strategy of the Company.

The Board of Directors Recommends a Vote "FOR" the Name Change.

PROPOSAL 2: AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
OUR AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has unanimously approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 600,000,000 to 1,200,000,000. The Company currently has authorized Common Stock of 600,000,000 shares and approximately 541,789,024 are issued and outstanding as of May 16, 2006. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of the Record Date, a total of * shares of the Company's currently authorized 600,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized. However, the Company is a party to a certain Securities Purchase Agreement with Golden Gate Investors, Inc. dated as of January 24, 2006. Currently, the parties are negotiating a termination and amendment to the Securities Purchase Agreement and the related definitive documents.

The Board of Directors Recommends a Vote "FOR" the Amendment to
the Certificate of Incorporation to increase our authorized shares of common stock.

 PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Webb & Company, P.A. to serve as independent auditors for the year ending December 31, 2005. Webb & Company, P.A. has served as our independent auditors since 2004, and is considered by our management to be well qualified.

The following table sets forth the aggregate fees billed or to be billed to us by Webb & Company, P.A. for the fiscal years ended December 31, 2005 and 2004:

	2005	2004
Audit Fees	$63,758	$53,625
Audit-Related Fees	$0	$0
All Other Fees	--	--

The Company currently does not have a designated Audit Committee, and accordingly, the Company's Board of Directors' policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Company's Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis.

The Board recommends a vote FOR the appointment of
Webb & Company, P.A. as independent auditors.

FORM 10-KSB

UPON ORAL OR WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO US, ATTENTION: CHIEF EXECUTIVE OFFICER, INFINIUM LABS, INC., 800 FIFTH AVENUE, SUITE 4100, SEATTLE, WASHINGTON, 98104, WE WILL PROVIDE WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WITHIN ONE (1) BUSINESS DAY OF THE COMPANY’S RECIEPT OF SUCH REQUEST.

COMMUNICATIONS WITH STOCKHOLDERS

Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chief Executive Officer, or our other officers or directors. Such communications may be confidential or anonymous, and may be submitted in writing addressed care of Chief Executive Officer, Infinium Labs, Inc., 800 Fifth Avenue, Suite 4100, Seattle, Washington 98104. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the proper executive officers in the same way that other concerns are addressed by us.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

Proposals that a stockholder desires to have included in our proxy materials for our 2007 Special Meeting of Stockholders must comply with the applicable rules and regulations of the Commission, including that any such proposal must be received by our Chief Executive Officer at our principal office no later than *, 2006 [120 days before first anniversary of the date of mailing of this proxy statement]. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested. Our By-laws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, which the stockholder wishes to bring before a meeting of our stockholders. In general, for business to be brought before a special meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by our Chief Executive Officer not more than 180 days prior to the anniversary of the preceding year's special meeting. With respect to stockholder proposals, the stockholder's notice to our Chief Executive Officer must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as other information set forth in our By-laws or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to our Chief Executive Officer must contain certain information set forth in our By-laws about both the nominee and the stockholder making the nominations. If a stockholder desires to have a proposal included in our proxy materials for our 2007 Special Meeting of Stockholders and desires to have such proposal brought before the same special meeting, the stockholder must comply with both sets of procedures described in this paragraph. Any required written notices should be sent to Advanced Infinium Labs, Inc., 800 Fifth Avenue, Suite 4100, Seattle, Washington 98104 Attn: Chief Executive Officer.

OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING

We know of no other matters to be presented at the Special Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

SOLICITATION OF PROXIES

The expense of this solicitation of proxies will be borne by us. Solicitations will be made only by use of the mail except that, if deemed desirable, our officers and regular employees may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and we will reimburse them for their reasonable expenses incurred in this effort.

BY ORDER OF THE BOARD OF DIRECTORS

Mr. Greg Koler
Chief Executive Officer and Interim Chief Financial Officer

Exhibit 1

CERTIFICATE OF AMENDMENT

TO
CERTIFICATE OF INCORPORATION
OF

INFINIUM LABS, INC.

The undersigned, being the Chief Executive Officer of INFINIUM LABS, INC., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

1. The name of the Corporation is Infinium Labs, Inc.

2. The first and second sentences of the Certificate of Incorporation of the Corporation is hereby amended by replacing the first paragraph of Article Four in its entirety, with the following:

“FIRST: The name of the Corporation is Phantom Entertainment, Inc.

3. The first and second sentences of the Certificate of Incorporation of the Corporation is hereby amended by replacing the first paragraph of Article Four in its entirety, with the following:

“FOURTH: The Corporation shall have the authority to issue 1,200,000,000 shares of common stock, par value $.0001 per share. In addition, the Corporation shall have the authority to issue 10,000,000 shares of preferred stock, par value, $.0001 per share.”

4. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and a majority of the Corporation’s stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Greg Koler, its Chief Executive Officer, this __th day of _______________________, 2006.

INFINIUM LABS, INC.

By: _________________________
Greg Koler, Chief Executive Officer

SPECIAL MEETING OF STOCKHOLDERS OF

Infinium Labs, Inc.

July 13, 2006

-- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

INFINIUM LABS, INC.

The undersigned appoints Greg Koler, as proxy, with the power to appoint his or her substitute, and authorizes him to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of Infinium Labs, Inc., held of record by the undersigned at the close of business on May 25, 2006, at the Special Meeting of Stockholders to be held at 10:00 a.m. on July 13, 2006, at the Tampa Airport Marriott Hotel, Tampa International Airport, Tampa, FL. 33607, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

(Continued, and to be marked, dated and signed, on the other side)

-- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PROPOSAL TO CHANGE THE NAME OF THE COMPANY TO PHANTOM ENTERTAINMENT, INC.

1.	PROPOSAL TO CHANGE THE NAME OF THE COMPANY TO PHANTOM ENTERTAINMENT, INC.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $.0001 PER SHARE, OF THE COMPANY FROM 600,000,000 SHARES TO 1,200,000,000 SHARES.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	PROPOSAL TO RATIFY APPOINTMENT OF WEBB & COMPANY, P.A. AS INDEPENDENT AUDITORS.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	In their discretion, the proxies are authorized to vote on such other business as may property come before the meeting
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature: ________________	Signature: ________________	Date: ___________________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.